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                                                                    Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
COMPANY CONTACT:                              INVESTORS CONTACT:
Anthony J. Simonetta                          Hayden Communications
Chief Financial Officer                       Brett Maas  (brett@haydenir.com)
(302) 456-6789                                Matt Hayden (matt@haydenir.com)
ww.sdix.com                                   (843) 272-4653
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      STRATEGIC DIAGNOSTICS EXPANDS ANTIBODY SERVICES WITH THE ADDITION OF
                     GENETIC ANTIBODIES SERVICES INITIATIVE

NEWARK, DEL., MARCH 1, 2005 - STRATEGIC DIAGNOSTICS INC. (NASDAQ: SDIX) - a leading provider of biotechnology-based detection solutions for a broad range of food, water, agricultural, industrial, and environmental applications, today announced a strategic initiative to develop a high throughput antibody reagent production service designed to enable rapid discovery and commercialization of products for customers in the proteomics, pharmaceutical, diagnostics and biomedical research industries. The Company estimates the total market opportunity for antibody services available to Strategic Diagnostics, through its Strategic BioSolutions business unit, to be $300 million. Management anticipates that adjacent technologies have the potential to substantially expand this opportunity as the market evolves.

The Company has hired two leading scientists, Ross S. Chambers, Ph.D. and David
A. Fancy, Ph.D. who will oversee this initiative out of a research and production facility in Dallas. Today's opening of this facility marks the progression of the Company's initiative from demonstration of technical feasibility to the development of a commercial offering.

Both Dr. Chambers and Dr. Fancy joined SDI from the Center for Biomedical Inventions at the University of Texas, Southwestern Medical Center in Dallas. They are widely recognized for their work in the development of Genetic Immunization, and associated processing technologies for the high throughput production of high purity, high reactivity antibodies.

Dr. Chambers and Dr. Fancy will lead the technical effort, targeting leading pharmaceutical, research, biotech discovery, and government/academic research consortia. The high throughput, high efficiency processes SDI is developing are aimed at enabling more rapid discovery by providing faster, cost effective access to very large numbers of high sensitivity, and specific antibodies, or families of antibodies, that will collectively advance the customer's research, development and commercialization efforts.

The technology for this genetic antibody service is unique in the US, will enable research organizations in target market segments to increase their success rate of identifying potential therapeutic or diagnostic protein targets by providing large numbers of unique antibody reagents generated from customer specified genetic sequences. The exponential increase in genetic information available from all types of living organisms has created a need for large numbers of antibody reagents to detect the proteins produced by these genes.

Traditional methods of making antibodies to proteins require that the protein of interest be produced and purified in relatively large quantities prior to injection for in-vivo production of a specific antibody. The Genetic Immunization process eliminates this requirement. Instead, synthetic DNA, representing the genetic sequence(s) of interest is introduced directly, via a proprietary process that produces antibodies to the protein encoded by the DNA and produced directly by the immunized cells. The Genetic Immunization process SDI is developing has demonstrated the ability to produce antibodies that are more pure, and more reactive to the native protein than antibodies raised against other immunogens, and easier to produce in large numbers thus facilitating large-scale research involved in drug development and academic research.
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Matthew Knight, Strategic Diagnostics' President and Chief Executive Officer,
commented, "We see this as an ideal service offering for a large and growing market which is looking for an alternative to time-consuming, laborious, technically challenging, and expensive protein purification methods. We are also responding to a need to produce an immunogen that resembles the native protein, in situ."

"We see a substantial opportunity for Strategic Diagnostics to leverage our large scale production facilities and antibody development expertise to provide unique solutions to the problems our customers face in their discovery and development efforts. Our 'DesignChek' process for product and service development, has been used to carefully evaluate the feasibility of our technology and to validate our market opportunity. We have now made the decision to advance to the next phase of this initiative. The Company anticipates introducing the production of mouse polyclonal antibodies, as the first application of its technology. We have identified initial, targeted customers for this offering and will begin a limited commercial effort to these customers as we continue to scale up our process. The Company estimates generating revenues from this service during late 2005."

To fund this initiative, the Company anticipates investing approximately $1.2 million during the next 12 months, including capital expenditures related to the research and production facility in Dallas. Once in commercialization, this facility will incorporate technologies for high throughput manufacturing of genetic materials, including immunogens, as well as work on the development and implementation of the necessary bio-informatics and customer service interfaces.

"We have identified numerous advantages of the Genetic Immunization process for the development of antibodies compared to the traditional methods used today." Mr. Knight continued. "The mapping of the human genome created the path for scientific research, a path which will ultimately lead to drugs which can target genetic conditions and previously incurable diseases. We believe that our new genetic antibody service will assist in this research and are excited to be part of this opportunity. We believe we can make a meaningful difference in this vital pursuit, while creating a substantial revenue opportunity for SDI."

About Strategic Diagnostics Inc.
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SDI develops and markets biotechnology based detection solutions for a broad range of agricultural, industrial, environmental and water management applications. By leveraging its expertise in immunology, proteomics, bio-luminescence, and other bio-reactive technologies with innovative application and production capabilities, the Company is able to provide sophisticated diagnostic testing and immunoreagent systems to a diverse customer base serving multiple vertical markets. The Strategic BioSolutions business unit of SDI serves the research, human diagnostic and pharmaceutical sectors with a wide range of services including complete outsourcing for the production of monoclonal and polyclonal antibodies used in commercialized products offered by leading diagnostic and pharmaceutical companies.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "could", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" "plan" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, the successful integration and consolidation of the Maine production facilities, inability to obtain or delays in obtaining fourth party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.